Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth fiscal quarter and fiscal year 2009, improvements in macro-economic conditions, both in the U.S. and internationally, our focus on productivity, quality and balance sheet health, the improvement of our revenue, the robustness of our business in fiscal year 2010, our growth opportunities in fiscal year 2010, the anticipated outlook for our business, the expected divestiture of one of our Western European entities and our expected loss from such divestiture and our currently expected first quarter fiscal year 2010 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our fourth fiscal quarter and fiscal year 2009 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; adverse changes in current macro-economic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve liquidity, including the ability to meet various financial and other covenants in order to access our revolving credit facility; our inability to close on the Western European divestiture with the economic terms described below, if at all; risks and costs inherent in litigation, including any pending or future litigation relating to our past stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices or any declines on the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Results Exceed Guidance
Expects Continuing Improvement
St. Petersburg, FL — September 29, 2009...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the fourth quarter and fiscal year 2009, ended August 31, 2009. “Marked improvement in our sequential performance was aided by cost cutting, increased productivity, market share gains and a more benign end-market environment. Income gains were matched with cash flow generation and balance sheet improvements during the quarter,” said President and CEO Timothy L. Main.
(Definitions used: “GAAP” means generally accepted accounting principles in the United States of America. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges and certain distressed customer charges. Jabil defines core operating margin as core operating income divided by net revenue. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)
Fourth Quarter 2009
Net revenue for the fourth fiscal quarter of fiscal 2009 was $2.8 billion compared to $3.3 billion for the same period of fiscal 2008. GAAP operating income for the fourth quarter of fiscal 2009 was $43.1 million compared to income of $87.8 million for the same period of fiscal 2008. GAAP net income for the fourth quarter of fiscal 2009 was $5.5 million compared to net income of $57.5 million for the same period of fiscal 2008. GAAP diluted earnings per share for the fourth quarter of fiscal 2009 were $0.03 compared to $0.28 for the same period of fiscal 2008.
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Jabil Earnings Release
September 29, 2009
Core operating income for the fourth quarter of fiscal 2009 was $65.4 million or 2.3 percent of net revenue compared to $104.7 million or 3.2 percent of net revenue for the fourth quarter of fiscal 2008. Core earnings for the fourth quarter of fiscal 2009 were $33.4 million compared to $61.7 million for the same period of fiscal 2008. Core earnings per diluted share for the fourth quarter of fiscal 2009 were $0.16 compared to $0.30 for the same period of fiscal 2008.
Fiscal Year 2009
Net revenue for the fiscal year was $11.7 billion compared to $12.8 billion for fiscal 2008.
GAAP operating income for fiscal 2009 was a loss of $910.2 million compared to income of $251.4 million for fiscal 2008. GAAP net loss for fiscal 2009 was $1.2 billion compared to net income of $133.9 million for fiscal 2008. GAAP diluted loss per share for fiscal 2009 was $5.63 compared to earnings per share of $0.65 for fiscal 2008.
Jabil’s fiscal 2009 core operating income was $246.8 million or 2.1 percent of net revenue compared to $379.9 million or 3.0 percent of net revenue for fiscal 2008. Core earnings for fiscal 2009 were $132.0 million compared to $231.0 million for fiscal 2008. Core earnings per diluted share for fiscal 2009 were $0.63 compared to $1.12 for fiscal 2008.
Fourth Quarter 2009
Operational and Balance Sheet Highlights
•	Cash flow from operations for the quarter was approximately $169 million.

•	Sales cycle was 16 days for the fourth quarter of fiscal 2009.

•	Annualized inventory turns increased to nine turns for the quarter.

•	Capital expenditures for the quarter were approximately $57 million.

•	Depreciation for the quarter was approximately $66 million.

•	Cash and cash equivalent balances were approximately $876 million at the end of the quarter.

•	Core Return on Invested Capital was 11.5 percent for the quarter.

•	Jabil paid a $0.07 dividend on September 1, 2009.
Business Update
“Based upon our current expectations, it appears as though the worst of the recession is behind us. However, we remain vigilant and will continue to focus on productivity, quality and balance sheet health even as revenues begin to recover. We are grateful for the dedicated efforts of our global workforce and look forward to a more robust fiscal 2010,” said President and CEO Timothy L. Main. Through the twelve months ended August 31, 2009, the company produced cash flow from operations of $556 million and currently has more than $800 million in cash. During the quarter the company repurchased $295 million of its 5.875% senior notes that were due in 2010 (98% of the total outstanding) and closed on its $312 million offering of 7.75% senior notes due 2016. The company also has an $800 million revolving credit facility. “In short, we are ready to take advantage of opportunities for growth in our fiscal 2010,” said Main.
Jabil management said it expects to divest of its automotive electronics manufacturing entity located in Western Europe during its first fiscal quarter of fiscal 2010. The company indicated it expects a loss of $20 to $25 million on the sale of the entity, of which $4 million is expected to be cash. Subject to country-specific regulatory approvals and other closing conditions, the transaction is anticipated to close during the company’s first fiscal quarter.
Fiscal First Quarter 2010 Guidance
Jabil management indicated that it expects its net revenue for its first fiscal quarter of 2010 to be in a range from $3.0 billion to $3.2 billion. The company estimated that its core operating income would be in a range from $85 million to $105 million, driven by the continued demand from its customers, further
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Jabil Earnings Release
September 29, 2009
manufacturing efficiencies and the benefit of cost reductions. Jabil indicated that it expects its core earnings per share for its first quarter of fiscal 2010 to range from $0.24 to $0.32 per diluted share. GAAP earnings per share are expected to be in a range from $0.02 to earnings of $0.12 per diluted share. (GAAP earnings or loss per share for the first quarter of fiscal 2010 is currently estimated to include $0.10 to $0.12 per share loss on the aforementioned automotive divestiture; $0.03 per share for amortization of intangibles; $0.05 per share for stock-based compensation and related charges; and $0.02 per share for restructuring.)
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, certain other expenses and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core operating margin, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the fourth fiscal quarter 2009 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 29, 2009 at approximately 7:30 p.m. ET through midnight on October 5, 2009. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 30414383. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.
Investor & Media Contact:
Beth Walters, Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com
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JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 31,	August 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$876,272	$772,923
Accounts receivable, net	1,260,962	1,475,530
Inventories	1,226,656	1,528,862
Prepaid expenses and other current assets	247,795	293,070
Income tax receivable	37,448	24,535
Deferred income taxes	27,693	44,217

Total current assets	3,676,826	4,139,137

Property, plant and equipment, net	1,377,729	1,392,479
Goodwill and intangible assets, net	156,288	1,291,945
Deferred income taxes	49,673	155,508
Other assets	57,342	53,068

Total assets	$5,317,858	$7,032,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$197,575	$269,937
Accounts payable	1,938,009	2,218,969
Accrued expenses	537,851	529,839
Income taxes payable	11,831	25,897
Deferred income taxes	660	2,998

Total current liabilities	2,685,926	3,047,640

Notes payable, long-term debt and long-term lease obligations, less current installments	1,036,873	1,099,473
Noncurrent income tax liability	78,348	81,044
Deferred income taxes	4,178	9,409
Other liabilities	70,124	71,442

Total liabilities	3,875,449	4,309,008

Minority interest	7,247	7,404

Stockholders’ equity:
Common stock	217	215
Additional paid-in capital	1,455,214	1,406,378
Retained earnings (accumulated deficit)	(13,700)	1,210,417
Accumulated other comprehensive income	196,972	301,401
Treasury stock	(203,541)	(202,686)

Total stockholders’ equity	1,435,162	2,715,725

Total liabilities and stockholders’ equity	$5,317,858	$7,032,137

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2009	2008	2009	2008

Net revenue	$2,799,528	$3,264,874	$11,684,538	$12,779,703
Cost of revenue	2,608,561	3,034,874	10,965,723	11,911,902

Gross profit	190,967	230,000	718,815	867,801

Operating expenses:
Selling, general and administrative	127,807	123,707	495,941	491,324
Research and development	8,714	8,603	27,321	32,984
Amortization of intangibles	7,719	9,653	31,039	37,288
Restructuring and impairment charges	3,582	262	51,894	54,808
Goodwill impairment charges	—	—	1,022,821	—

Operating income (loss)	43,145	87,775	(910,201)	251,397

Interest, net and other	33,223	23,135	94,932	94,204

Income (loss) before income taxes	9,922	64,640	(1,005,133)	157,193

Income tax expense	3,989	7,729	160,898	25,119

Minority interest, net of tax	426	(580)	(819)	(1,818)

Net income (loss)	$5,507	$57,491	$(1,165,212)	$133,892

Earnings (loss) per share:
Basic	$0.03	$0.28	$(5.63)	$0.65

Diluted	$0.03	$0.28	$(5.63)	$0.65

Common shares used in the calculation of Earnings (loss) per share:
Basic	207,696	205,889	207,002	205,275

Diluted	208,846	206,804	207,002	206,158

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Twelve months ended
	August 31,	August 31,	August 31,	August 31,
	2009	2008	2009	2008

Operating income (loss) (GAAP)	$43,145	$87,775	$(910,201)	$251,397
Amortization of intangibles	7,719	9,653	31,039	37,288
Stock-based compensation and related charges	10,982	6,963	44,026	36,404
Restructuring and impairment charges	3,582	262	51,894	54,808
Goodwill impairment charges	—	—	1,022,821	—
Distressed customer charges	—	—	7,256	—

Core operating income (Non-GAAP)	$65,428	$104,653	$246,835	$379,897

Net income (loss) (GAAP)	$5,507	$57,491	$(1,165,212)	$133,892
Amortization of intangibles, net of tax	8,129	5,812	30,916	26,990
Stock-based compensation and related charges, net of tax	11,857	6,836	43,088	30,591
Restructuring and impairment charges, net of tax	5,560	(8,478)	63,490	39,573
Goodwill impairment charges, net of tax	—	—	1,018,157	—
Distressed customer charges, net of tax	—	—	6,329	—
Deferred tax valuation allowance charges	(10,983)	—	121,929	—
Other expense, net of tax	13,317	—	13,317	—

Core earnings (Non-GAAP)	$33,387	$61,661	$132,014	$231,046

Earnings (loss) per share: (GAAP)
Basic	$0.03	$0.28	$(5.63)	$0.65

Diluted	$0.03	$0.28	$(5.63)	$0.65

Core earnings per share: (Non-GAAP)
Basic	$0.16	$0.30	$0.64	$1.13

Diluted	$0.16	$0.30	$0.63	$1.12

Common shares used in the calculations of earnings (loss) per share (GAAP):
Basic	207,696	205,889	207,002	205,275

Diluted	208,846	206,804	207,002	206,158

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	207,696	205,889	207,002	205,275

Diluted	208,846	206,804	208,448	206,158